Exhibit 99.1

Press Release

Niska Gas Storage Partners LLC to Participate in Wells Fargo Pipeline, MLP and Energy Symposium

HOUSTON, November 27, 2012 — Niska Gas Storage Partners LLC (NYSE:NKA) today announced that it will be participating in the 2012 Wells Fargo Annual Pipeline, MLP and Energy Symposium on December 4, 2012.

At the conference, Simon Dupéré, Chief Executive Officer, Vance Powers, Chief Financial Officer and Rick Staples, Executive Vice President, will deliver a presentation and conduct one-on-one meetings with institutional investors.

Niska will post its presentation under the “Investor Center” tab of its website the morning of Tuesday, December 4, 2012.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts for gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts for approximately 225.5 Bcf of gas storage capacity.

SOURCE: Niska Gas Storage Partners LLC
Niska Gas Storage Partners LLC
Investor Relations:  Vance Powers or Brandon Tran, 403-513-8600